EXHIBIT 5.1

                                BROAD AND CASSEL
                                ATTORNEYS AT LAW

                       BOCA RATON o FT. LAUDERDALE o MIAMI
                 ORLANDO o TALLAHASSEE o TAMPA o WEST PALM BEACH

                                   SUITE 3000
                                  MIAMI CENTER
                          201 SOUTH BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33131
                                 (305) 373-9400
                               FAX (305) 373-9443
                             www.broadandcassel.com

                                January 27, 2000

5th Avenue Channel Corp.
3957 NE 163 Street
North Miami Beach, FL 33162

         Re:      5th Avenue Channel Corp. (the "Company")

Ladies and Gentlemen:

         You have requested our opinion with respect to the shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), included in the Registration Statement filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Any terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

         As counsel to the company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinions expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

         Based on, and subject to the foregoing, we are of the opinion that, when the shares of Common Stock are issued and delivered as described in the Registration Statement, the shares of Common Stock will be duly and validly issued, and the Common Stock will be fully paid and non-assessable.

         This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions, dated April 8, 1991, as amended and supplemented, issued by

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5TH AVENUE CHANNEL CORP.
3957 NE 163 STREET
January 27, 2000
Page 2


the Business Law Section of The Florida Bar (the "Report"). The Report is incorporated by reference into this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                                                 Sincerely,

                                                 /s/ Broad and Cassel

                                                 BROAD AND CASSEL